CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated July 1, 2016 relating to the financial statements and financial highlights which appears in the April 30, 2016 Annual Report to Shareholders of Shelton Tactical Credit Fund (formerly, WHV/Acuity Tactical Credit Long/Short Fund), one of the separate series constituting the FundVantage Trust, which are also incorporated by reference into the Registration Statement.

PricewaterhouseCoopers LLP
Philadelphia, PA
December 21, 2016